UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): October 4, 2007

Commission File Number: 0-29195

ONSCREEN TECHNOLOGIES, INC.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 NW 14th Avenue, Suite 100, Portland, Oregon	97209
(Address of Principal Executive Offices)	(Zip code)

(503) 417-1700
(Registrant’s telephone number)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bradley J. Hallock was appointed Company Secretary, effective September 28, 2007, to serve until such time as a replacement Company Secretary has been elected by this board and qualified to hold this office. The vacancy in the Company Secretary position was created by the resignation of William J. Clough who tendered his resignation as Corporate Secretary because he felt that it is in the best interest of the Company that the same individual should not simultaneously serve the offices of Company Secretary and President. Mr. Clough was appointed President/Chief Executive Officer by the board on September 13, 2007.

Bradley J. Hallock was appointed to the Board of Directors in April 2004 and was re-elected at the December 2006 Annual Meeting of Shareholders to serve an additional two year term. Mr. Hallock has over 25 years of corporate experience. Mr. Hallock was the founder and Chief Executive Officer of C and R, Ltd., a provider of wholesale services to the automobile industry, with annual revenue in excess of $10,000,000. For three years, Mr. Hallock served as a Senior Executive for First America Automotive, Inc. (FAA), an $800,000,000 annual revenue company that was later acquired by Sonic Automotive, Inc. (NYSE:SAH). As a Senior Executive at FAA, he conceived and implemented the “Auto Factory” concept to vertically integrate used car operations across disparate retail franchises on a regional basis. He led the expansion of this concept into a $100,000,000 annual revenue division of FAA resulting with industry leading profitability. During his tenure at FAA, Mr. Hallock was a key member of the merger and acquisition team, where he was instrumental in the successful acquisition and integration of over 50 new car retail franchises.

Mr. Hallock’s equity ownership includes 6,684,540 common shares and he has the right to purchase 2,100,000 common shares pursuant to a warrant.

The Form 8-K filed September 17, 2007 as relates to the appointment of Clifford Melby to serve as Chief Operations Officer is amended by substitution of the following.

Effective September 13, 2007, Clifford Melby was appointed by the Company Board of Directors to serve as Chief Operations Officer. The office of Chief Operations Officer has been vacant since June 4, 2007.

Clifford Melby has in excess of 25 years of manufacturing management experience and more than 15 years of experience in investing, positioning and structuring companies for growth. His experience includes managing product outsourcing and new business development at Metal Form Inc., an aerospace manufacturing company specializing in computer numerical control (CNC) machining for jet aircraft manufacturers for customers such as Boeing, Bombardier, Air Bus and the U.S. Military. Mr. Melby was the CEO and President of Innovative Elegance, a manufacturer of CNC machined water jet and laser cut commercial products for casinos, retail outlets and commercial facilities.

Clifford Melby was a private financing participant in the May 2001 purchase of Smith & Wesson by publicly traded Saf-T-Hammer Corp. (now Smith and Wesson Holding Corporation NASDAQ: SWHC) from London-based Tomkins PLC.

Mr. Melby’s beneficial equity ownership includes 2,951,922 shares of common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 4th day of October 2007.

OnScreen Technologies, Inc. (Registrant)

By: __/s/ William J. Clough____________
William J. Clough, CEO/President